SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2004

DAVI SKIN, INC.
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(Exact name of registrant as specified in its charter)

NEVADA                                                                   001-14297                           860907471
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(State or other                                                (Commission File Number)                                        (IRS Employer
jurisdiction of incorporation)                                                                                                                         Identification Number)

6617 N. Scottsdale Road, Suite 103
Scottsdale, Arizona                                                  85250
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(Address of principal executive offices)                                                                    (Zip Code)

Registrants telephone number, including area code (602) 483-8700
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MW MEDICAL, INC.
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(Former name or former address,                                                            (Zip Code)
if changed since last report.)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Mr. Parrish Medley, Mr. Carlo Mondavi and Mr. Josh Levine have acquired effective control of Davi Skin, Inc., f.k.a. MW Medical, Inc. (the "Registrant"). On June 21, 2004, the Registrant closed the merger transaction described in Item 2, below, with an unrelated Nevada corporation of the same name, Davi Skin, Inc. ("Davi Skin"). As part of that transaction, Ms. Jan Wallace and Ms. Grace Sim have resigned as the Registrant’s sole officers and Ms. Wallace has resigned as the Registrant’s sole director. Messrs. Medley, Mondavi and Levine have been appointed as the Registrant’s new board. The changes to the Registrant’s board of directors are anticipated to be effective ten days after the delivery of an information statement to the Registrant’s shareholders

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complying with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder.

Also as part of that transaction, the Registrant has issued 9,745,634 shares of common stock to the shareholders of Davi Skin in exchange for all the issued and outstanding shares of Davi Skin. As a result, Messrs. Medley, Mondavi and Levine collectively now own over 80% of the Registrant’s issued and outstanding common stock as of June 21, 2004.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On May 29, 2004, the Registrant and Davi Skin executed a letter of intent which contemplated a merger transaction whereby the Registrant would acquire Davi Skin in exchange for new common stock of the Registrant issued to Davi Skin’s shareholders. The letter of intent further contemplated that the Registrant’s officers and directors would resign in favor of the officers and directors of Davi Skin.

On June 11, 2004, the Registrant and Davi Skin entered into a definitive Agreement and Plan of Merger and Reorganization ("Agreement") whereby the parties agreed that a subsidiary of the Registrant would merge into and with Davi Skin and Davi Skin would become a wholly owned subsidiary of the Registrant. The Agreement also provided that the 9,745,634 issued and outstanding shares of common stock of Davi Skin would be exchanged for newly issued common stock of the registrant on a one for one basis. The Agreement further provided Registrant’s officers and directors would resign and the board of Davi Skin would become the Registrant’s new board. The Agreement contained several conditions, including a successful due diligence investigation and approval by the boards and a majority of shareholders of the Registrant and Davi Skin. On June 21, 2004, these conditions were satisfied and the Registrant and Davi Skin closed the transactions contemplated by the Agreement.

Davi Skin was founded by Carlo Mondavi in March of 2003 with his vision of creating an all-natural grape-based luxury skin care line. Planting techniques at select vineyards utilized exclusively by Davi Skin, produce deeper vines with a lower yield of grapes per vine. After processing, these grapes yield exceptionally high concentrations of minerals, vitamins, and nutrients in a by-product of the wine making process called the pomace. Davi Skin has an exclusive pomace agreement with "Opus One" located in Napa Valley. Additionally, the uniquely long maceration process to which Opus One grapes are subjected yields an extraordinary level of polyphenols. Polyphenols are the free radical scavengers that promote the development of collagen and elasticity in skin. Management therefore believes that the use of the Opus One Pomace, as well as pomace from other select vineyards, will allow for the creation of skin crèmes that can visibly diminish fine lines and wrinkles, while slowing the natural aging process of the skin.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

    None

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

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    None

ITEM 5. OTHER EVENTS

    None

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORSAs described in Item 1, above, the Registrant’s sole director, Ms. Jan Wallace, has resigned in favor of Mr. Parrish Medley, Mr. Carlo Mondavi and Mr. Josh Levine effective ten days after the delivery of an information statement to the Registrant’s shareholders complying with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder.

There were no disagreements between Ms. Wallace and the Registrant relating to the Registrant's policies, operations or practices at the time of her resignation.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The most recent financial information for the Company can be found in its Form 10KSB filed on April 17, 2000 and its third quarter 10QSB filed May 28, 2004. Such information is incorporated by reference herein.The audited financial statements of the company being acquired, DAVI SKIN, INC., are not included in this report but will be filed by amendment within the next sixty (60) days along with more information regarding its business.

Exhibit Number    Description

       2.1                Agreement and Plan of Merger and Reorganization
       2.2                Articles of Merger
99.1                           Press Release dated June 21, 2004

ITEM 8. CHANGE IN FISCAL YEAR

    None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVI SKIN, INC.

/s/ Jan Wallace
Jan Wallace, CEO

Date:       June 21, 2004
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